Exhibit 10.6

First Amendment to the
United Therapeutics Corporation
Amended and Restated Equity Incentive Plan

Effective as of the date this First Amendment is adopted, Section 11.5 of the United Therapeutics Corporation Amended and Restated Equity Incentive Plan is hereby amended to read as follows:

11.5        Limits On Transfer

Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime, except that, to the extent permitted by the Committee (and notwithstanding anything to the contrary in a grant agreement), the person to whom an Award is initially granted (the “Participant”) may transfer an Award to any “family member” of the Participant (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8.   Except to the extent specified otherwise in the agreement the Committee provides for the Participant and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Participant’s continued employment or service shall continue to be determined with reference to the Participant’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 11.5, and the responsibility to pay any taxes in connection with an Award shall remain with the Participant notwithstanding any transfer other than by will or intestate succession.

Adopted by the Board of Directors on June 2, 2015